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                                                                     EXHIBIT 1.1

                                                       DRAFT: SEPTEMBER 15, 1997

                             ________________ SHARES

                            TOWER REALTY TRUST, INC.
                            (a Maryland corporation)

                                  Common Stock
                           ($.01 Par Value Per Share)

                             U.S. PURCHASE AGREEMENT

                                                              September __, 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
as Representatives of the several Underwriters
c/o       MERRILL LYNCH & CO.
          MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1305

Dear Ladies and Gentlemen:

         Tower Realty Trust, Inc., a Maryland corporation, and Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), each confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Legg Mason Wood Walker, Incorporated
("Legg Mason"), Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Prudential Securities Incorporated ("Prudential") and Smith Barney Inc. ("Smith Barney") and each of the other U.S. Underwriters named in Schedule 1 hereto
(collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Merrill Lynch, Legg Mason, Morgan Stanley, Prudential and Smith Barney are acting as representatives (in such
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capacity, Merrill Lynch, Legg Mason, Morgan Stanley, Prudential and Smith Barney
shall hereinafter be referred to as the "U.S. Representatives"), with respect to the sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of ____________ shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, as set forth in Schedule 1 hereto (except as may be provided otherwise in the U.S. Pricing Agreement, as hereinafter defined), and with respect to the grant by the Company to the U.S. Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional ____________ shares of Common Stock to cover over-allotments. The aforesaid ____________ shares of Common Stock (the "Initial U.S. Stock"), together with all or any part of the ____________ shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Stock"), are collectively hereinafter referred to as the "U.S. Stock."

         It is understood that the Company and the Operating Partnership are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of _____________ shares of Common Stock (the "Initial International Stock") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Legg Mason Wood Walker, Incorporated, Morgan Stanley & Co., Incorporated, Prudential-Bache Securities (U.K.) Inc., and Smith Barney Inc. are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to _____________ additional shares of Common Stock solely to cover overallotments, if any (the "International Option Stock" and, together with the U.S. Option Stock, the "Option Stock"). The Initial International Stock and the International Option Stock are hereinafter called the "International Stock." It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Stock unless all of the shares of the Initial International Stock are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Stock and the Initial International Securities are hereinafter collectively called the "Initial Stock," and the U.S. Stock and International Stock are hereinafter collectively called the "Stock."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").


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         The Company and the Operating Partnership each understand that the U.S.
Underwriters propose to make a public offering of the U.S. Stock as soon as the U.S. Representatives deem advisable after this Agreement and the U.S. Pricing Agreement have been executed and delivered.

         The Company and the U.S. Underwriters agree that up to 100,000 shares of the Initial U.S. Stock to be purchased by the U.S. Underwriters and that up to ___________ shares of the Initial International Stock to be purchased by the International Managers (collectively, the "Reserved Stock") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such shares of Reserved Stock are not orally confirmed for purchase by such eligible employees or persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such shares of Reserved Stock may be offered to the public as part of the public offering contemplated hereby.

         Prior to the purchase and public offering of the U.S. Stock by the several U.S. Underwriters, the Company and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Stock will be governed by this Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-33011) covering the registration of the Stock under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Stock: one


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relating to the U.S. Stock (the "Form of U.S. Prospectus") and one relating to the International Stock (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information," or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations to register additional shares of Common Stock to be sold in the public offering of the Securities is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Stock are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated September __, 1997 and preliminary International Prospectus dated September __, 1997, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references tot he Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         At or prior to the Closing Time (as hereinafter defined), the Company will complete a series of transactions described in the Prospectus under the heading "Formation and Structure of the Company." As part of these transactions, among other things, the Company has acquired or will acquire, directly or indirectly, (i) a 100% interest in 20 office properties and a 10% interest in one office property (the "Office Properties"); (ii) the ground lease encumbering the Maitland Forum Property (the "Ground Lease"); (iii) two parcels of land adjacent to two of the


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Properties which can support an aggregate of approximately 370,000 square feet of development; (iv) options to acquire two parcels of land that can support an aggregate of 1,800,000 square feet of development, ((i)-(iv) are individually referred to as a "Property" and collectively referred to as the "Properties"), and (v) substantially all of the assets of Tower Equities (as defined in the Prospectus), except for certain Excluded Properties (as defined in the Prospectus) and Properties Atlantic Inc. related to management, leasing and tenant/landlord representation businesses (together, the "Management Business"). As used herein, the term "Formation Transactions" shall mean the occurrence of all of the events described in this paragraph and the other transactions described in the section of the Prospectus captioned "Formation and Structure of the Company," and the term "Formation Documents" shall mean all the material contracts, agreements and other documents executed in connection with the Formation Transactions.

         Section 1. Representations and Warranties of the Company and the
                    Operating Partnership.

         (a) The Company and the Operating Partnership jointly and severally represent and warrant to each U.S. Underwriter as of the date hereof as of the date of the U.S. Pricing Agreement (such later date being hereinafter referred to as the "Representation Date"), as of the Closing Time referred to in Section 2(c) and as of each Date of Delivery referred to in Section 2(b), and agrees with each U.S. Underwriter as follows:

                  (i) Compliance with Registration Requirements. At the time the Registration Statement and any Rule 462(b) Registration Statement becomes effective and at the Representation Date, the Registration Statement and any Rule 462(b) Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, at the Representation Date (unless the term "Prospectuses" refers to prospectuses that have been provided to the Underwriters by the Company for delivery to investors in connection with the offering of the Stock that differ from the Prospectuses on file at the Commission at the time the Registration Statement become effective, in which case at the time they are first provided to the Underwriters for such use) and at the Closing Time and each Date of Delivery referred to in Section 2(c) hereof, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they


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         were made, not misleading, and the Prospectuses, any preliminary prospectuses and supplements thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and any such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Stock; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any U.S. Underwriter, concerning such U.S. Underwriter, through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus. If Rule 434 is used, the Company will comply with the requirements of Rule 434 an the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) No Stop Order or Proceedings. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company or the Operating Partnership, no proceeding for that purpose has been instituted or is contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the U.S. Prospectus has been issued and, to the knowledge of the Company or the Operating Partnership, no proceeding for that purpose has been instituted or is contemplated by the Commission or by the state securities authority of any jurisdiction.

                  (iii) Independent Accountants. Coopers & Lybrand L.L.P., the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, is an independent


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         public accountant as required by the 1933 Act and the 1933 Act
         Regulations.

                  (iv) Financial Statements. The financial statements (including the related schedules and notes thereto) included in the Registration Statement and the Prospectuses present fairly the financial position of the respective entity or entities, or Property or Properties, as applicable, to which they apply, presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved. The financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. The selected combined financial and operating data and the summary selected financial information included in the Registration Statement present fairly the information included therein and have been prepared on a basis consistent with that of the audited financial statements included in the Registration Statement. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Prospectus present fairly the information shown therein, and have been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Other than the historical and pro forma financial statements (and schedules) included in the Registration Statement and Prospectuses, no other financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Company, the Operating Partnership, the Subsidiaries (as hereinafter defined) and the Predecessor Entities (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) no casualty loss or condemnation or other material adverse event with respect to any Property has occurred that is material to the Company,


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         the Operating Partnership, the Subsidiaries and the Predecessor
         Entities considered as one enterprise, (C) there have been no transactions entered into by the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity, other than those arising in the ordinary course of business, which are material with respect to the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities considered as one enterprise, except in connection with the Formation Transactions, (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, by the Operating Partnership with respect to its partnership interests or by any Subsidiary on any class of its capital stock or with respect to any equity interests therein, and (E) there has been no change in the capital stock of the Company, the partnership interests of the Operating Partnership or the equity interests of any Subsidiary, or any material increase in the indebtedness of the Company or the Operating Partnership, except in connection with the Formation Transactions.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Maryland, and has all corporate power and authority to hold its properties, conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities considered as one enterprise (a "Material Adverse Effect").

                  (vii) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), and has partnership power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign


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         partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership.

                  (viii) Good Standing of the Subsidiaries. The subsidiaries listed on Exhibit 21 to the Registration Statement (collectively, other than the Operating Partnership, the "Subsidiaries") are the only subsidiaries required to be identified as such in the Registration Statement. Each of the Subsidiaries has been duly organized or formed, as the case may be, and is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, and has all partnership, corporate or limited liability company power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to enter into and perform its obligations under the Formation Documents to which it is a party. Each of the Subsidiaries is duly qualified or registered to transact business as a foreign partnership, corporation or limited liability company and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect. Each of the partnership or operating agreements of the Subsidiaries, as applicable, is in full force and effect.

                  (ix) Good Standing of the Predecessor Entities. Each of Tower Equities & Realty Corp. ("Tower") and the companies and partnerships affiliated with Tower including each entity that currently owns a Property (collectively, the "Predecessor Entities") has been duly formed and is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its state of formation, and has power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party. Each Predecessor Entity is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.


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                  (x) Capitalization. The authorized capital stock of the
         Company is as set forth in the Prospectuses under the caption "Description of Capital Stock" and the issued and outstanding shares of capital stock of the Company, as of the Closing Time, will be as are set forth in the Prospectuses under the caption "Capitalization." All of such issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable, and none of such shares of Common Stock were issued in violation of preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding shares of Common Stock of the Company have been, or at the Closing Time will be, issued and sold at or prior to the Closing Time in compliance with applicable law (including federal and state securities laws). No capital stock is reserved for any purpose except in connection with (A) the Formation Transactions, (B) the 1997 Stock Incentive Plan and the Non-Employee Directors' Plan of the Company as described in the Prospectuses, and (C) the possible issuance of Common Stock upon the redemption or exchange of the limited partnership interests of the Operating Partnership (the "OP Units") pursuant to the Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"). Except for OP Units and Common Stock issuable upon the exercise of options or upon conversion of outstanding debt of the Company as described in the Prospectuses, there are no outstanding securities convertible into or exchangeable for any stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such capital stock or any other securities of the Company, and a sufficient number of shares of Common Stock has been duly reserved by the Company for issuances contemplated by clauses (A) - (C). Except as described in the Registration Statement or the Prospectuses, the Company has not sold or issued any shares of capital stock during the six-month period preceding the date of the Prospectuses, including any sales pursuant to Rule 144A or Regulations D or S under the 1933 Act.

                  (xi) Authorization and Description of Stock. The shares of Stock have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Pricing Agreement and the International Pricing Agreement, respectively, will be validly issued, fully paid and non-assessable. The terms of the Common Stock conform, in all material respects, to all statements and descriptions related thereto contained in the


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         Prospectuses and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. The form of stock certificate to be used to evidence the Common Stock will be in due and proper form and will comply with all applicable legal requirements under Maryland law. The issuance of the Stock is not subject to any preemptive or other similar rights of any securityholder of the Company. No holder of Stock will be subject to personal liability by reason of being such a holder. Other than as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

                  (xii) Authorization and Description of OP Units. The OP Units to be issued in the Formation Transactions, including, without limitation, the OP Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the Closing Time or Date of Delivery will be validly issued and fully paid, except to the extent that the Company, as general partner of the Operating Partnership, may have liability as such general partner. The OP Units owned by the Company are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. The OP Units will be owned in the percentage amounts set forth in the Prospectuses by the Company and by the persons described in the Prospectuses. All OP Units issued and outstanding will have been offered and sold at or prior to the Closing Time in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (xiii) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership, or any Subsidiary is in violation of its charter, bylaws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, and none of the Company, the Operating Partnership, or any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, joint venture or partnership agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject (collectively, "Instruments and


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         Agreements"), except where a default thereunder would not result in a
         Material Adverse Effect.

                  (xiv) Authorization of Agreements. (A) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Representatives, it is a valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms, except as enforcement of rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy; (B) at the Representation Date, the Pricing Agreement will have been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Representatives, it will be a valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms; (C) at the Closing Time, the Partnership Agreement will have been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by each other party thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (D) at the Closing Time, each of the Formation Documents to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party pursuant to the Formation Transactions will have been duly and validly authorized, executed and delivered by such parties, and, assuming the due authorization, execution and delivery thereof by each other party thereto, will be valid and binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, however, that the enforceability of each of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

                  (xv) Absence of Default or Conflicts Regarding Formation Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Operating Partnership, and the execution, delivery and performance of the Formation Documents and the consummation of the Formation Transactions by the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities do not and will not conflict with or constitute a breach or violation by any of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities of, or default or Repayment Event (as defined below) under or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity pursuant to, (A) any of the Formation Documents; (B) any of the Agreements and Instruments except for (1) contracts or other agreements that are terminable at will or are terminable by the other party thereto on not more than 30 days' notice and (2) operating, service, equipment or other similar contracts entered into in the ordinary course (provided that any contract or agreement excepted in (1) above, and the contracts excepted in (2) above, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the contract party); (C) the charter, bylaws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity; or (D) any applicable law, rule, order, administrative regulation or administrative or court decree, except in the cases of clauses (A) & (B), where such conflict, default or Repayment Event would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity. The Formation Documents are sufficient to effect the transfer to the Company or Operating Partnership of all direct or indirect interests of the Predecessor Entities in the Properties and other assets specified therein upon payment of the consideration therefor.

                  (xvi) Absence of Proceedings. There is no action, suit or proceeding, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership, any Subsidiary, any Predecessor

         Entity, any Property, or any executive officer or director of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property, or any such executive officer or director, might
         (A) result in any Material Adverse Effect or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Formation Documents. The aggregate of all pending legal or governmental proceedings to which the Company, any Subsidiary, any Predecessor Entity, any Property or any executive officer or director is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not, reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Accuracy of Exhibits. There are no contracts or documents of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement which have not been so described or filed.

                  (xviii) REIT Qualification. Commencing with the taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code.

                  (xix) Investment Company Act. Neither the Company nor the Operating Partnership is, or at the Closing Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Possession of Intellectual Property. The Company and the Operating Partnership own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for performance by the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity of its obligations in connection with the offering, issuance or sale of the Stock under this Agreement and the International Purchase Agreement or the consummation of any other part of the Formation Transactions, except

         (i) such as have already been obtained or may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Stock is offered and sold, and (iii) state filings in connection with the Formation Transactions (which have or will be made prior to or at the Closing Time). All material authorizations, consents and approvals of all non-governmental persons necessary to consummate the Formation Transactions have been or will be obtained at or prior to the Closing Time.

                  (xxii) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the business of such entity in the manner described in the Registration Statement and Prospectuses, except where the failure to possess any such Governmental License would not have a Material Adverse Effect.

                           The Company, the Operating Partnership and the Subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor the Operating Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or the Operating Partnership exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

                  (xxiv) Listing on NYSE. The Common Stock has been approved for listing on the New York Stock Exchange subject to notice of issuance.

                  (xxv) Title to Property. (A) The Predecessor Entities that currently own the Properties have, and at the Closing Time or Date of Delivery and upon consummation of the Formation Transactions, the Company, the Operating Partnership and/or the Subsidiaries, except for the Joint Venture Property described below will have, good and marketable fee simple title to the Properties (or, to the extent described in the Prospectuses, a valid leasehold estate in the land underlying such Properties) and all other assets that are used or useful for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties as described in the Prospectuses, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Time (or which are being contested in good faith pursuant to applicable law), to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, other statutory liens not material in amount and which are not due and payable as of the Closing Time, title matters which do not materially detract from the marketability or value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, tenant leases, service marks and trade names used in connection with such Properties, (which are owned by the Predecessor Entities and to which the Operating Partnership shall succeed), ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) with respect to the 2800 North Central Property in which the Operating Partnership will acquire less than all of the ownership interest (the "Joint Venture Property"), the Predecessor Entity that currently owns such ownership interests in the Joint Venture Property has, and at the Closing Time the Operating Partnership will have, good and marketable title to such ownership interests and the entity owning the Joint Venture Property has all assets that are used or useful for the effective operation of such Property in the manner in which it is currently operated, subject to the exceptions set forth in clause (A) above; (C) the Ground Lease is in full force and effect, and none of the Company, the Operating Partnership, or any Subsidiary or any Predecessor Entity has received notice of the assertion of any claim by anyone adverse to the tenant's rights as lessee under such lease, or affecting or questioning such tenant's right to the continued possession or use of the Property under such lease or of a default under such lease; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity which are required to be disclosed in the Prospectus are disclosed therein;

         (E) no Predecessor Entity or any tenant of any of the Properties is in default under any of the leases pursuant to which any Predecessor Entity, as lessor, leases its Property (and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, other than such defaults that would not result in a Material Adverse Effect; (F) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (G) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectuses and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (H) there is in effect for the assets of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities (including the Properties) insurance coverages that are commercially reasonable for the types of assets owned by them, and neither the Company, the Operating Partnership, any Subsidiary, nor any Predecessor Entity has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets (including the Properties); and (I) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions as are disclosed in the Prospectuses or that would not have a Material Adverse Effect.

                  (xxvi) Environmental Laws. Except as disclosed in the Prospectuses, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any Property that would reasonably be expected to result in the incurrence of material liabilities or any material violation of any Environmental Law applicable to such Property or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity or to the Company's knowledge, any tenant or subtenant is engaged in or intends to engage in any manufacturing at the Properties that (1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) none of the Company, the Operating Partnership or any Predecessor Entity has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) none of the Company, the Operating Partnership or any Predecessor Entity has received any notice from any Governmental Authority (as defined below) claiming any material violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, or has otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law and none of the Company, the Operating Partnership, or any such Predecessor Entity has received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list and (G) there are no underground storage tanks located on or in any Property.

                  As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of

         Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
         Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
         Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discarding of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                  (xxvii) Tax Compliance. Each of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

                  (xxviii) No Price Manipulation. Neither the Company nor the Operating Partnership, nor any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

                  (xxix) ERISA Compliance. The Company and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published administrative interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) which is subject to Title IV of ERISA and which is sponsored, maintained or contributed to by the Company or the Operating Partnership; the Company or the Operating Partnership has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published administrative interpretations thereunder; and each "pension plan" which is sponsored, maintained or contributed to by the Company or the Operating Partnership that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in the case of all of the foregoing provisions for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect.

                  (xxx) Record Keeping. The Company and the Operating Partnership and the Predecessor Entities (i) make and keep books and records which are accurate in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that
         (A) transactions are executed in accordance with management's authorization, and (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets.

                  (xxxi) Foreign Corrupt Practices Act. Neither the Company nor the Operating Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (xxxii) Representations in Formation Documents. All of the representations and warranties of the Predecessor Entities and their affiliates, the Company and the Operating Partnership contained in the Formation Documents are true and correct in all material respects.

                  (xxxiii) Americans with Disabilities Act. The Company, the Operating Partnership, the Subsidiaries, and the Predecessor Entities are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act, except where such a failure to comply would not result in a Material Adverse Effect.

                  (xxxiv) Tax Opinion. The Company has received an opinion of Battle Fowler LLP, as special tax counsel to the Company, as to certain federal income tax matters described in the Prospectus and the Underwriters will be entitled to rely on such opinion.

                  (xxxv) Insurance. Upon consummation of the Formation Transactions, the Company, the Operating Partnership and each of the Subsidiaries will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and none of the Company, the Operating Partnership or any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                  (xxxvi) Mortgages and Deeds of Trust. Except as set forth in the Registration Statement and the Prospectuses, the mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible and none of the Company, the Operating Partnership, any of its Subsidiaries, any Predecessor Entity or, any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company, the Operating Partnership, or any of its Subsidiaries.

         (b) Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Global Coordinator, the U.S.

Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by such entity to each U.S. Underwriter as to the matters covered thereby.

         Section 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Stock. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the U.S. Pricing Agreement, the number of shares of Initial U.S. Stock set forth in Schedule 1 hereto opposite the name of such U.S. Underwriter (except as otherwise provided in the U.S. Pricing Agreement), plus any additional number of shares of Initial U.S. Stock which such U.S. Underwriter may become obligated to purchase pursuant to Section 10 hereof.

         If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Stock have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses reflecting such information will be filed before the Registration Statement becomes effective.

         If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Stock shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the U.S. Representatives and the Company. The initial public offering price per share of the U.S. Stock shall be a fixed price to be determined by agreement among the U.S. Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. If such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

         (b) Option Stock. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional ____________ shares of U.S. Option Stock at the price per share set forth in the U.S. Pricing Agreement. The option hereby granted will expire 30 days after the date hereof (or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the Representation Date) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Stock upon written notice by the U.S. Representatives to the Company setting forth the number of shares of U.S. Option Stock as to which the several U.S. Underwriters are then exercising the option and the time, date and place of payment and delivery for such U.S. Option Stock. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (nor, if such exercise is after the Closing Time, prior to the third business day after such exercise), as hereinafter defined, unless otherwise agreed upon by the U.S. Representatives and the Company. If the option is exercised as to all or any portion of the U.S. Option Stock, the U.S. Option Stock shall be purchased by the U.S. Underwriters, severally and not jointly, in proportion to their respective Initial U.S. Stock underwriting obligations as set forth in Schedule 1 hereto.

         (c) Payment and Denominations. Payment of the purchase price for and delivery of certificates for the Initial Stock shall be made at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004-1109 or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 11:00 a.m. on the third business day (or, if pricing takes place after 4:30 p.m., on the fourth business day) following the date the Registration Statement becomes effective, or such other time as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, if any or all of the U.S. Option Stock is purchased by the U.S. Underwriters, payment of the purchase price for and the delivery of such U.S. Option Stock shall be made at the above-mentioned offices of Hogan & Hartson L.L.P. or at such other place as shall be mutually agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company. Payment shall be made to the Company by wire transfer of same day funds payable to the order of the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Stock to be purchased by them. The certificates for the Initial U.S. Stock and the U.S. Option Stock shall be in such authorized denominations and registered in such names as the U.S. Representatives may request in writing at least two business days before the Closing Time or each Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Initial U.S. Stock and the U.S. Option Stock, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the U.S. Stock to be purchased by any U.S. Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Stock and the U.S. Option Stock will be made available for examination and packaging by the U.S. Representatives not later than 10:00 a.m. on the last business day prior to the Closing Time or each Date of Delivery, as the case may be.

         Section 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each U.S. Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible and will notify the Representatives promptly, and confirm the notice in writing if requested, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation by the Commission of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Stock that differs from the prospectuses on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectuses are required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the U.S. Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectuses to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company will deliver to the U.S. Representatives, as soon as available, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the U.S. Representatives may reasonably request (but in no event more than five) and will also deliver to the U.S. Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits) as the U.S. Representatives may reasonably request. The copies of the Registration Statement and each amendment thereto will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Company will furnish to each U.S. Underwriter, from time to time during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The U.S. Prospectus and any amendments or supplements thereto will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the U.S. Underwriters, to amend or supplement the Prospectuses in order to make the Prospectuses not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or in order to otherwise comply with the 1933 Act or the 1934 Act, the Company will forthwith prepare an amendment of or supplement to the Prospectuses (in form and substance reasonably satisfactory to counsel for the U.S. Underwriters) which will amend or supplement the Prospectuses so that they will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time they are delivered to a purchaser, not misleading, and the Company will furnish to the U.S. Underwriters a reasonable number of copies of such amendment or supplement.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Stock for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions (domestic or foreign) of the United States as the Global Coordinator may designate; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process,
(ii) qualify as a foreign corporation in any jurisdiction in which it is not so qualified or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Stock has been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Earning Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Stock in the manner specified in the Prospectuses under the caption "Use of Proceeds."

         (i) Listing. The Company will use its best efforts to effect the listing of the Stock on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During the period from the date of the U.S. Pricing Agreement until 365 days after the Representation Date, the Company and the Operating Partnership will not, without the prior written consent of the Global Coordinator, which will not be unreasonably withheld, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or OP Units (except for Common Stock or OP Units issued in transactions exempt from registration under the 1933 Act, including in connection with the acquisition directly or indirectly of assets) or any other security convertible into or exchangeable into or exercisable for the Common Stock, otherwise than (i) in accordance with this Agreement, (ii) in connection with the employee benefit plans and employee and director stock option plans which are filed as exhibits to the Registration Statement, (iii) Common Stock issued upon redemption or exchange of OP Units (provided the recipients, if applicable, remain subject to the lock-up provisions contained in
Section 3(k) below), or (iv) as contemplated in the Prospectus.

         (k) Lock-Up Agreements. Each of the Company and the Operating Partnership will use its best efforts to cause, or have caused, each person or entity listed on Schedule 1 to Exhibit C hereto who will hold Common Stock (other than the Stock) or OP Units at the Closing Time to enter into agreements substantially in the form of Exhibit C hereto (the "Lock-Up Agreements").

         (l) REIT Qualification. The Company will use its reasonable best efforts to meet the requirements to qualify, effective beginning with the fiscal year ending December 31, 1997, as a "real estate investment trust" under the Code.

         (m) Amendments to Prospectuses. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the U.S. Pricing Agreement, the Company will prepare and file or transmit for filing with the Commission, in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of the amended Prospectuses, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including the amended Prospectuses), containing all information so omitted.

         (n) Form SR Reports. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         (o) Price Stabilization or Manipulation. Except for the authorization of actions permitted to be taken by the U.S. Underwriters as contemplated herein or in the Prospectuses, neither the Company nor the Operating Partnership will
(i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock, (ii) sell, bid for or purchase the Stock or pay any person any compensation for soliciting purchases of the Stock or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (p) Reports to Global Coordinator. During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Global Coordinator, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its shareholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company, the Operating Partnership, or any Subsidiary as the Global Coordinator may reasonably request.

         (q) Accuracy of Representations. Prior to the Closing Time, the Company and the Operating Partnership will notify the Global Coordinator in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or the International Purchase Agreement inaccurate or incomplete in any respect.

         (r) Obligations under Formation Documents. Subject to the terms thereof, the Company and the Operating Partnership will use their best efforts to do and perform their respective obligations under the Formation Documents to which they are parties to the extent required to consummate the transactions contemplated thereby and all things required to be done or performed prior to the Closing Time pursuant to this Agreement.

         (s) Compliance with NASD Rules. The Company hereby agrees that it will use its best efforts to ensure that the Reserved Stock will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sales, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. Upon such notification, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Stock, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         Section 4. Payment of Fees and Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including the financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing, and delivery of the Prospectuses, and the preparation and delivery of this Agreement and the International Purchase Agreement, the U.S. Pricing Agreement and the International Pricing Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Stock to the Underwriters and the transfer of the Stock between the U.S. Underwriters and the International Managers, (iii) the preparation, issuance and delivery of the certificates for the Stock to the Underwriters including any transfer taxes and any stamp or other duties payable upon the sale issuance or delivery of the Stock, (iv) the fees and disbursements of the Company's counsel, accountants, and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Stock under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Memorandum, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, (vii) the fee of the NASD, including the fees and disbursements of counsel for the Underwriters in connection with the NASD's review of the terms of the proposed public offering of the Stock, (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the New York Stock Exchange, including filing and listing fees, and (ix) fees and disbursements of counsel for the Underwriters in connection with matters related to the Reserved Stock that are designated by the Company for sale to employees and others.

         (b) Termination of the Agreement. If this Agreement is canceled or terminated by the U.S. Representatives in accordance with the provisions of
Section 5 or Section 9(a)(i) hereof, the Company also shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         Section 5. Conditions of U.S. Underwriters' Obligations. The obligations of the U.S. Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Time or Date of Delivery, of the representations and warranties of the Company and the Operating Partnership herein contained or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; any Rule 462(b) Registration Statement shall have been filed and become effective within the time periods specified by Rule 462(b); and at the Closing Time or Date of Delivery no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Stock and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time the Company shall have provided evidence satisfactory to the Global Coordinator of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

         (b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Battle Fowler LLP, counsel for each of the Company, the Operating Partnership, the Subsidiaries, and the Predecessor Entities, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit B hereto.

         (c) Opinion of Counsel for Underwriters. At the Closing Time the U.S. Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson L.L.P., counsel for the U.S. Underwriters, with respect to the matters set forth in Items (1) (first sentence only), (2) (first sentence only), (6) (first three sentences only), (9) (with respect to this Agreement and the U.S. Pricing Agreement only), (14) and (15) of Exhibit B hereto and a statement similar to the statement referred to in the penultimate paragraph of Exhibit B hereto. In giving the opinions described in paragraphs
(b) and (c) above, each counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the District of Columbia, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

         In giving the opinions described in paragraphs (b) and (c) above, each counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the District of Columbia, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospectus of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and appropriate officers of the Company, as General Partner, on behalf of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of execution of this Agreement, the U.S. Representatives shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the U.S. Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses. (f) Accountant's Letter at Closing Time. At the Closing Time, the U.S. Representatives shall have received from Coopers & Lybrand L.L.P. a letter dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the "specified date" referred to shall be a date not more than three business days prior to the Closing Time.

         (g) Additional Documents. At the Closing Time, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Stock as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (h) Approval of Listing. At or prior to the Closing Time, the Common Stock shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

         (i) No Objection. At or prior to the Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) Lock-Up Agreements. At the Closing Time, the U.S. Representatives shall have received the Lock-Up Agreements.

         (k) Formation Transactions. At or prior to the Closing Time, all of the Formation Transactions shall have occurred.

         (l) Over-Allotment Option. If the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Stock, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery, and the U.S. Representatives shall have received:

                  (i) A certificate of the Chief Executive Officer of the Company and the Operating Partnership and the chief financial or chief accounting officer of each such entity, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) The favorable opinion of Battle Fowler LLP, counsel for each of the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Stock and otherwise to the same effect as the opinion and statement required by Section 5(b) hereof.

                  (iii) The favorable opinion of Hogan & Hartson L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Stock and otherwise to the same effect as the opinion and statement required by Section 5(c) hereof.

                  (iv) A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to the U.S. Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(m)(iv) shall be a date not more than three business days prior to such Date of Delivery.

         (m) The Company shall have furnished the U.S. Representatives a letter of Landauer Associates, Inc., addressed to the U.S. Underwriters and dated each Date of Delivery (i) confirming that they are independent real estate service experts retained by the Company, and (ii) confirming the conclusions and findings of such firm, with respect to the information and other matters contained in the Registration Statement (or filed as an exhibit thereto) attributed to them.

         (n) The Company and a lender shall have entered into a definitive agreement for the Term Loan (as defined in the Prospectuses).

         (o) The Concurrent Private Placement (as defined in the Prospectuses) shall have been consummated.

         (p) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to the Closing Time or Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         Section 6. Indemnification.

         (a) Indemnification of U.S. Underwriters. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership shall be required under this subsection (i) to indemnify any U.S. Underwriter with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter, concerning such U.S. Underwriter furnished to the Company through the U.S.

         Representatives by or on behalf of any U.S. Underwriter, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectuses (or any amendment or supplement thereto), provided, further that the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter (or any person controlling such U.S. Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Stock if a copy of the Prospectuses (as then amended or supplemented by the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Stock to such person and if the Prospectuses (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the Formation Transactions (including the transactions contemplated by the Formation Documents);

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) or (ii) above, if such settlement is effected with the written consent of the Company and the Operating Partnership; and

                  (iv) against any and all expense whatsoever (including, without limitation, the reasonable fees and disbursements of counsel chosen by the U.S. Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) or (ii) above, to the extent that any such expense is not paid under subsection (i), (ii) or
         (iii) above.

         (b) Indemnification of Company, Directors, and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section

20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a)(i), (iii) and (iv) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter, or concerning such U.S. Underwriter furnished to the Company through the U.S. Representatives by or on behalf of any U.S. Underwriter, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectuses (or any amendment or supplement thereto). The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page, (ii) the names of the U.S. Representatives appearing on the front cover page and the back cover page of the U.S. Prospectus, (iii) the paragraph regarding stabilization on the inside cover page of the U.S. Prospectus and in the first (including the list of names of the U.S. Underwriters and numbers of shares of Stock to be purchased by the U.S. Underwriters), second, eighth and tenth through thirteenth paragraphs under the caption "Underwriting" in the U.S. Prospectus constitute the only information furnished in writing by or on behalf of any U.S. Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iv) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Stock. In connection with the offer and sale of the Reserved Stock, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Stock which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages and expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the U.S. Underwriters, on the other hand, from the offering of the Stock pursuant to this Agreement or (ii) if the allocation by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the U.S. Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the U.S. Underwriters, on the other hand, in connection with the offering of the Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such U.S. Stock (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of such U.S. Stock as set forth on such cover.

         The relative fault of the Company, on the one hand, and the U.S. Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue of alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Operating Partnership and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of shares of Stock set forth opposite their respective names in Schedule 1 to this Agreement, and not joint.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the U.S. Pricing Agreement, or contained in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Stock to the U.S. Underwriters.

         Section 9. Termination of Agreement.

         (a) The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or Date of Delivery,
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions in each case, the effect of which is such as to make it, in the U.S. Representatives' reasonable judgment, impracticable to market the Stock or enforce contracts for the sale of the Stock, (iii) if trading in the Common Stock has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or Maryland authorities, or (v) pursuant to Section 10(b) below.

         (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 10 hereof and provided further that Sections 1, 4, 6, 7, and 8 hereof shall survive such termination and remain in full force and effect.

         Section 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at the Closing Time to purchase the Stock which it or they are obligated to purchase under this Agreement and the U.S. Pricing Agreement (the "Defaulted Stock"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Stock in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of shares of Defaulted Stock does not exceed 10% of the number of shares of U.S. Stock to be purchased on such date pursuant to this Agreement, the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Agreement bear to the underwriting obligations of all non-defaulting U.S. Underwriters.

                  (b) if the number of shares of Defaulted Stock exceeds 10% of the number or shares of U.S. Stock to be purchased on such date pursuant to this Agreement, such Agreement (or, with respect to the U.S. Underwriters' exercise of any applicable over-allotment option for the purchase of U.S. Option Stock on a Date of Delivery after the Closing Time, the obligations of the U.S. Underwriters to purchase, and the Company to sell, such U.S. Option Stock on such Date of Delivery) shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the U.S. Underwriters and the Company with respect to the related U.S. Option Stock, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

         Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch at

Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of John Brady, Director; notices to either the Company or the Operating Partnership shall be directed to it at 120 West 45th Street, 24th Floor, New York, New York 10036, attention of Lawrence H. Feldman, Chairman, Chief Executive Officer and President.

         Section 12. Parties. This Agreement and the U.S. Pricing Agreement shall each inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing expressed or mentioned in this Agreement or the U.S. Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and the Operating Partnership and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the U.S. Pricing Agreement or any provision herein or therein contained. This Agreement and the U.S. Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Stock from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13. Governing Law and Time. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         Section 14. Effect of Headings. The Article, Section and Sub-Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Operating Partnership in accordance with its terms.

                           Very truly yours,

                           TOWER REALTY TRUST, INC.

                           By:_________________________________
                              Lawrence H. Feldman
                              Chairman, Chief Executive Officer
                                and President


                           TOWER REALTY OPERATING
                           PARTNERSHIP, L.P.

                           By: Tower Realty Trust, Inc.
                               General Partner

                           By:_________________________________
                              Lawrence H. Feldman
                              Chairman, Chief Executive Officer
                                and President

Confirmed and Accepted, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEGG MASON WOOD WALKER INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By:_________________________________
   Authorized Representative

For themselves and as U.S. Representatives of the other
U.S. Underwriters named in Schedule 1 hereto

SCHEDULE 1

                  Underwriter                                   Number of Shares
                                                                  Common Stock
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated..................
Legg Mason Wood Walker Incorporated.............
Morgan Stanley & Co. Incorporated...............
Prudential Securities Incorporated..............
Smith Barney Inc................................

         Total .................................

                                                                       EXHIBIT A

                                8,080,000 SHARES

                            TOWER REALTY TRUST, INC.
                            (a Maryland corporation)

                                  Common Stock
                           ($.01 Par Value Per Share)

                             U.S. PRICING AGREEMENT

                                             September , 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEGG MASON WOOD WALKER INCORPORATED
MORGAN STANLEY & CO., INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
as Representatives of the several Underwriters
c/o       MERRILL LYNCH & CO.
          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1305

Dear Ladies and Gentlemen:

         Reference is made to the U.S. Purchase Agreement, dated _____________, 1997 (the "U.S. Purchase Agreement"), relating to the purchase by the several U.S. Underwriters named in Schedule 1 thereto, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Legg Mason Wood Walker, Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as U.S. Representatives (the "U.S. Representatives"), of the above Common Stock (the "Stock") of Tower Realty Trust, Inc. (the "Company").

         Pursuant to Section 2 of the U.S. Purchase Agreement, the Company agrees with each Underwriter as follows:

         1. The initial public offering price per share for the Stock, determined as provided in said Section 2, shall be $_____.

         2. The purchase price per share for the Stock to be paid by the several U.S. Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_____ per share.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    TOWER REALTY TRUST, INC.


                                    By:________________________________
                                       Lawrence H. Feldman
                                       Chairman, Chief Executive Officer
                                         and President


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
LEGG MASON WOOD WALKER INCORPORATED
MORGAN STANLEY & CO., INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.


BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By:_________________________________________
           Authorized Representative
For themselves and as U.S. Representatives of the other
U.S. Underwriters named in Schedule 1 hereto

EXHIBIT B

                  (1) The Company has been duly organized and is validly existing as a corporation with transferable shares of stock and is in good standing under the laws of the State of Maryland with all power and authority to hold its properties, conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement, the Pricing Agreement, and the Formation Documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                  (2) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with partnership power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the Formation Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, except where the failure to so qualify or be in good standing would not result in a material Adverse Effect. The Company is the sole general partner of the Operating Partnership and immediately after the Closing Time, will be the holder of ____________ OP Units, or approximately ___________ percent (____%) of the OP Units in the Partnership.

                  (3) Each of the Subsidiaries has been duly organized and is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to enter into and perform its obligations under the Purchase Agreement and the Formation

         Documents to which it is a party. Each of the Subsidiaries is duly qualified or registered as a foreign partnership, corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect. Each of the partnership or operating agreements of the Subsidiaries is in full force and effect.

                  (4) Each of the Predecessor Entities has been duly formed and is validly existing as a partnership, corporation, or limited liability company in good standing under the laws of its state of formation, with power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party. Each Predecessor Entity is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                  (5) The numbers of authorized, issued and outstanding shares of Common Stock of the Company are as set forth in the Prospectus under "Capitalization" and the shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been offered and sold in compliance with all applicable federal and state laws (including, without limitation, federal and state securities laws) and, to the knowledge of counsel, all foreign laws, and none of such shares of Capital Stock were issued in violation of preemptive or other similar rights of any securityholder of the Company. No shares of capital stock of the Company are reserved for any purpose except in connection with (A) Formation Transactions, (B) the 1997 Stock Incentive Plan and the Non-Employee Directors' Incentive Plan of the Company as described in the Prospectus, and (C) the possible issuance of Common Stock upon the redemption of OP Units pursuant to the Partnership Agreement. Except for OP Units and Common Stock issuable upon the exercise of options or upon conversion of outstanding debt of the Company as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such stock or any other securities of the Company; and a sufficient number of shares of Common Stock has been duly reserved by the Company for the issuances contemplated by clauses (A) - (C).

                  (6) The shares of Initial Stock have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and non-assessable. The terms of the Common Stock conform to all statements and descriptions related thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the stock certificates defining the same. The form of stock certificate evidencing the Common Stock is in due and proper form and complies with all applicable legal requirements. The issuance of the Stock is not subject to any preemptive or other similar rights. No holder of Common Stock will be subject to personal liability by reason of being such a holder. Other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company the include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

                  (7) The OP Units issued in the Formation Transactions, including, without limitation, the OP Units issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders thereof, and when issued and delivered by the Operating Partnership pursuant to the Formation Documents, will be validly issued and fully paid. The OP Units were offered and sold at or prior to the Closing Time in compliance with all applicable federal and state laws (including, without limitation, federal and state securities laws) and, to the knowledge of counsel, all foreign laws. The terms of the OP Units conform to all statements and descriptions related thereto contained in the Prospectus.

                  (8) To the knowledge of counsel, none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is in violation of its charter, bylaws, certificate of limited partnership or partnership or limited liability company agreement, as the case may be, and none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Instruments and Agreements that are described or referred to in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement.

                  (9) Each of the Purchase Agreement, the Pricing Agreement and each of the Formation Documents was duly and validly authorized, executed and delivered by the Company, the Operating Partnership, each Subsidiary and each Predecessor Entity, as applicable, and, assuming due authorization, execution and delivery by any other party thereto, each of the Formation Documents is a valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally and (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (10) The execution and delivery of the Purchase Agreement, the Pricing Agreement, and the Formation Documents, the performance of the obligations set forth therein, and the consummation of the transactions contemplated thereby or in the Prospectus by the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities, as applicable, did not, do not and will not conflict with or constitute a breach or violation of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity pursuant to: (a) any of the Formation Documents; (b) to the knowledge of counsel, assuming the application of the proceeds of the Offering to discharge certain loan obligations as set forth under "Use of Proceeds" in the Prospectus, any of the Agreements and Instruments except for (i) contracts or other agreements that are terminable at will or are terminable by the other party thereto on not more than 30 days' notice and (ii) operating, service, equipment or other similar contracts entered into in the ordinary course, provided that any contract or agreement excepted in (i) above, and the contracts excepted in (ii) above, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the contract party; (c) the charter, bylaws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity; or (d) to the knowledge of counsel, any applicable law, rule, order, administrative regulation or administrative or court decree, except that no opinion is expressed under this clause (d) as to the Purchase Agreement or the Pricing Agreement with respect to federal, state or foreign securities laws.

                  (11) To the knowledge of counsel, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property or any officer or director of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property or any such officer or director, could reasonably be expected to materially and adversely affect the consummation of the Formation Transactions. All descriptions in the Registration Statement of contracts and other documents to which the Company, the Operating Partnership any Subsidiary, or any Predecessor Entity is a party are accurate in all material respects. To the knowledge of counsel, there are no contracts or documents of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

                  (12) None of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is an "investment company" within the meaning of the 1940 Act.

                  (13) All filings with, authorizations, approvals, consents licenses, orders, registrations, qualifications, or decrees of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Stock under this Agreement or the consummation of any other part of the Formation Transactions have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws. All authorizations, consents and approvals of all non-governmental persons necessary to consummate the Formation Transactions have been obtained.

                  (14) The Registration Statement has been declared effective under the 1933 Act and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (15) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (16) To the knowledge of counsel, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (17) The statements contained in the Prospectus under the caption "Federal Income Tax Consequences" and "Risk Factors -- Tax Risks," insofar as they describe federal statutes, rules and regulations, are correct in all material respects and constitute a fair summary of the federal income tax considerations that are material to a holder of Common Stock, and the opinion of such counsel filed as
         Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them. The information in the Prospectus under the captions "Description of Capital Stock" and "Shares Available for Future Sale," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The statements contained in the Prospectus under the heading "Certain Provisions of Maryland Law and the Company's Charter and Bylaws," insofar as they describe Maryland statutory law are correct in all material respects.


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
                  (18) The issuance of securities described in Item 33 of the Registration Statement were and are not required to be registered under the 1933 Act.

                  (19) Commencing with the Company's short taxable year ending December 31, 1997, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code (the "Code"), and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification an taxation as a REIT under the Code. The Operating Partnership and each partnership which is a subsidiary of either the Company or the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a publicly traded partnership.

                  In giving its opinion required by Section 5(b), such counsel shall additionally state that nothing has come to the attention of such counsel that causes it to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time such Registration Statement became effective and at the Representation Date or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), as of its date and at the Representation Date or as of the date of such opinion, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In giving its opinion, such counsel may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities and (B) as to the qualification and good standing of each of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities to do business in any jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters.

                                                                       EXHIBIT C

                                 July ___, 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEGG MASON WOOD WALKER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
as Representatives of the several Underwriters
c/o       MERRILL LYNCH & CO.
          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
          Merrill Lynch World Headquarters
          North Tower
          World Financial Center
          New York, New York  10281-1305

Re: Tower Realty Trust, Inc. and Tower Realty Operating Partnership, L.P. (collectively, the "Company")

Ladies and Gentlemen:

         The undersigned, a security holder of the Company understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Legg Mason Wood Walker Incorporated, Prudential Securities Incorporated, and Smith Barney Inc. (collectively, the "Representatives") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering in the United States and Canada (the "Offering") of common stock, $.01 par value per share ("Common Stock"), of Tower Realty Trust, Inc.. In recognition of the benefit that such an offering will confer upon the undersigned as a security holder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with each of the several Underwriters named in the Purchase Agreement that, during a period of one year from the date of the Purchase Agreement , the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly (i) offer, pledge (except for a bona fide pledge to a signatory to this letter, as identified on Schedule 1 hereto, or any affiliate of any such signatory), sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock or units of ownership interest in Tower Realty Operating Partnership, L.P. ("Units") or any other security or other instrument which by its terms is convertible into, exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.


                                    Very truly yours,

                                    By:________________________________
                                    Name:


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